Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal-American Israel Corporation Reports First Quarter 2012 Financial Results

Tel Aviv – May 14, 2012 - Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy, chemical and related fields, today reported its financial results for the first quarter ended March 31, 2012.

For the quarter ended March 31, 2012, revenues were $133.2 million, compared to revenues of $136.6 million for the same period in 2011.

Net loss for the quarter was ($215.0) million, or ($3.83) per basic and diluted share, compared to a net profit of $17.2 million, or $0.31 per basic and diluted share, for the corresponding period in 2011.

Due to the purported termination of the Gas Supply and Purchase Agreement between East Mediterranean Gas, S.A.E. (“EMG”) – in which Ampal holds a 12.5% interest, and its gas suppliers and the uncertainties in Egypt, Ampal decided to write-off the entire amount of the investment in EMG. Ampal recorded in the quarter ended March 31, 2012 charges of $260.4 million in connection with its investment in EMG. Ampal did not record future compensation from the arbitrations between EMG and its gas suppliers and between Ampal and the Arab Republic of Egypt as an asset.

Ampal’s management believes, based on advice of its legal counsel, that there is a reasonable chance of recovering significant monetary compensation for damages through the above described arbitrations. Future compensation from the arbitrations, if any, was not included in Ampal's financial statements.

The net loss of ($215.0) million for the quarter ended March 31, 2012 includes a ($193.8) million impairment charge of EMG (($260.4) million including the noncontrolling shareholders’ holding), a ($6.3) million increase in the valuation allowance and approximately ($5.9) million due to the effect of a translation loss resulting from the devaluation of the U.S. Dollar against the New Israeli Shekel. Also included are accounting losses totaling approximately ($1.2) million from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings. Excluding these items, there was a loss of approximately ($7.8) million for the quarter1.

As of March 31, 2012, the Company had cash, cash equivalents, other financial investments and deposits of $89.6 million. Ampal ended the quarter with total assets of $572.9 million and a capital deficiency of ($132.1) million, as compared to total assets of $846.6 million and shareholders’ equity of $78.0 million at December 31, 2011.

Gadot Chemical Tankers and Terminals Ltd.'s (“Gadot”) results for the quarter ended March 31, 2012 were as follows:

•	Revenues for the quarter ended March 31, 2012 decreased by 3% to $131.0 million from $134.5 million compared to the same period in 2011.
•	Gross profit for the quarter ended March 31, 2012 increased by 22% to $11.2 million from $9.2 million compared to the same period in 2011.
•	Adjusted EBITDA2 increased to $6 million from $5 million.

COMPANY'S PRESENTATION
The Company’s investments presentation will be available via the Internet at the Company’s website at http://www.ampal.com.

CONFERENCE CALL
Ampal's management will be hosting conference calls to discuss the first quarter results on Thursday, May 17, 2012, as detailed below:

The Hebrew call will take place at 12:00 Israel time (05:00 AM ET).
To access the conference call, participants are welcome to use the following access number: +972-3-9180685

1  The translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index and the accounting loss from the Price Purchase Allocation and intangible asset amortizations are non-GAAP financial measures, and a reconciliation of these measures to translation and interest expense and depreciation and amortization expense is provided in this press release.

2  Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non recurring expenses.  Adjusted EBITDA is a non-GAAP financial measure, and a reconciliation of adjusted EBITDA to Revenues and Expenses is provided in this press release.

The English call will take place at 16:00 Israel time (09:00 AM ET).
To access the conference call, participants are welcome to use the following access numbers:
U.S. Dial in number - 1-866-860-9642
UK Dial in number - 0-800-917-9141
Israel and International Dial in number - + 972-3-9180687

A replay of the calls will be available on Ampal’s web site (www.ampal.com) approximately three hours after both conference calls are completed.

FINANCIAL HIGHLIGHTS

(In thousands, except earnings per share)

	Three Months Ended March 31, (Unaudited)
	2012	2011
Revenues	$133,208	$136,574
Net gain (loss)	$(214,971)	$17,246
Basic and diluted EPS gain (loss) per Class A share	$(3.83)	$0.31

	March 31, 2012	December 31, 2011
Total Assets	572,892	846,609
Total Ampal shareholders’ equity (capital deficiency)	(132,086)	78,038

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR GADOT (U.S. Dollars in millions)

	Three Months Ended March 31, 2012 (Unaudited)	Three Months Ended March 31, 2011 (Unaudited)
Revenues	131	135
Expenses	(120)	(126)
Profit	11	9
Marketing, sales, general, administrative and other expenses	(10)	(10)
Depreciation and amortization	4	6
EBITDA	5	5
Non-recurring expenses	1	--
Adjusted EBITDA	6	5

Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non-recurring expenses.

Management believes adjusted EBITDA for Gadot to be a meaningful indicator of its performance that provides useful information to investors regarding its financial condition and results of operations. Presentation of adjusted EBITDA is a non-GAAP financial measure commonly used by management to measure operating performance. While management considers adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Adjusted EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate adjusted EBITDA in the same manner, and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

RECONCILIATION OF TRANSLATION AND INTEREST EXPENSES TO TRANSLATION LOSS (U.S. Dollars in millions)

Three months ended March 31, 2012 (Unaudited)

Translation and interest expenses	$17
Interest expense* and translation attributed to noncontrolling shareholders' equity	(9)
Translation loss (gain) resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and linkage to the Israeli Consumer Price Index ("CPI")	$6

*not including cost of SWAP agreement and the cost of adjustment to the CPI

RECONCILIATION OF DEPRECIATION AND AMORTIZATION EXPENSE TO PRICE PURCHASE ALLOCATION AND INTANGIBLE ASSET AMORTIZATION EXPENSE (U.S. Dollars in millions)

Three months ended March 31, 2012 (Unaudited)

Depreciation and amortization expense from continuing operations	$4
Depreciation expense	$(3)
Price Purchase Allocation and intangible asset amortizations expense	$1

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.